UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 20, 2006
__________________________

GENIUS PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)
__________________________

Delaware	0-27915	33-0852923
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

740 Lomas Santa Fe, Suite 210
Solana Beach, California 92075
(Address of Principal Executive Offices) (Zip Code)

(858) 793-8840
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities.

On February 20, 2006, the Board of Directors of Genius Products, Inc. (the “Company”) approved management’s recommendation regarding a corporate realignment of the Company’s Wellspring Media division (“Wellspring”) which is currently based in New York, New York. The Company’s Wellspring home entertainment distribution division will transfer to the Company’s facility located in Santa Monica, California and the Company’s Wellspring distribution arm will be closed. The primary goal of this corporate realignment is to improve the Company’s operating efficiencies. The Company estimates that it will incur costs of an aggregate total of approximately $490,000 in connection with this action. These costs, which consist primarily of employee severance arrangements and other related expenses, will require the outlay of cash and will be principally paid out, and the Company expects that the corporate realignment to be substantially completed, by May 2006.

A copy of the Company’s press release dated February 22, 2006 describing the Company’s corporate realignment is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

99.1	Press Release dated February 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS PRODUCTS, INC.

Date: February 22, 2006	By:	/s/ Trevor Drinkwater
Trevor Drinkwater Chief Executive Officer

Index to Exhibits

Exhibit	Description

99.1	Press Release dated February 22, 2006.